UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  December 17, 2019

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, William Joyce Sr. was elected to the Boards of Directors of Fidelity D & D Bancorp, Inc. (the "Corporation") and its wholly-owned subsidiary, The Fidelity Deposit and Discount Bank (the "Bank") effective January 1, 2020.  Mr. Joyce was appointed as a Class B  director of the Corporation to serve until the 2020 annual meeting of shareholders. Mr. Joyce has been named to the Trust/Investments, Loan Applications, Nominating and Credit Administration committee(s).

Other than those fees and benefits available to all non-employee directors of the Corporation and Bank, Mr. Joyce was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

A press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated as of December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC>
(Registrant)

Dated: December 19, 2019	/s/ Salvatore R. DeFrancesco, Jr._________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer